UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Guess?, Inc. (the “Company”) has leased its corporate headquarters in Los Angeles, California (the “Corporate Headquarters”) since 1992 from a partnership affiliated with trusts for the respective benefit of Paul Marciano, the Chief Creative Officer and a member of the Board of the Company, Maurice Marciano, a member of the Board of the Company, and certain of their family members (the “Landlord”). The Corporate Headquarters consists of approximately 342,000 square feet and serves primarily as the Company’s principal executive and administrative offices, while also containing design facilities, sales offices, warehouse facilities and other functions. Since 2016, the Company has also leased a parking lot adjacent to the Corporate Headquarters (the “Parking Lot”) from the Landlord. On October 7, 2020, the Company and the Landlord entered into amendments to the leases for the Corporate Headquarters and the Parking Lot (together, the “Lease Amendments”). The Lease Amendments provide for: (1) a five year lease renewal term ending September 30, 2025, with an additional five-year renewal option to September 30, 2030 at the Company’s sole discretion; (2) triple net lease terms with an aggregate annual rent in the amount of approximately $7.4 million for the first lease year of the renewal term, subject to an annual 2.5% increase each year thereafter; (3) 100% rent abatement for the first three months of the renewal term for the Corporate Headquarters; and (4) a Company right to reduce the amount of rented space in the Corporate Headquarters by up to approximately 25% (and reduce its rent on a pro-rata basis), subject to certain specified conditions, including a six month notice period and limits on the specific space that may be reduced. All other material terms in the previously existing leases for the Corporate Headquarters and the Parking Lot remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 9, 2020	GUESS?, INC.

		By:	/s/ KATHRYN ANDERSON
Kathryn Anderson Chief Financial Officer (Principal Financial Officer)

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